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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-48231, No. 33-304895, No. 33-304903, No.
33-303010, No. 33-326903 and No. 33-326905) of America Service Group Inc. of our report dated March 11, 1996, except as to Note 15, which is as of March 28, 1996, related to the audits of the consolidated financial statements and financial statement schedule of America Service Group Inc. for the year ended December 31, 1995, included in this Form 10-K for the year ended December 31, 1997.


/s/ Price Waterhouse LLP


Linthicum, Maryland
March 24, 1998